EXHIBIT 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES FOURTH QUARTER RESULTS

AND PLANS FOR VENTAS LEASE RENEWALS

Excluding Certain Items, Company Reports Fourth Quarter Continuing Operations Diluted EPS of $0.27

Compared to $0.54 in 2010; Full Year EPS of $1.80 Up 17% from Last Year’s $1.54

Company Reports GAAP Continuing Operations Loss of $1.42 per Diluted Share in the

Fourth Quarter and $1.21 for the Year

Company Reduces Fiscal 2012 Earnings Guidance to $1.35 to $1.55

Company Intends to Allow Ventas Leases for 54 Nursing Centers and 10 Hospitals to Expire in 2013

LOUISVILLE, Ky. (February 23, 2012) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter and year ended December 31, 2011 as well as its intentions with respect to the renewal of facility leases with its primary landlord, Ventas, Inc. (“Ventas”) (NYSE:VTR). The Company’s consolidated financial statements include the operating results of RehabCare Group, Inc. (“RehabCare”) since the closing of the acquisition on June 1, 2011.

Highlights (operating data adjusted to exclude certain items):

•	Favorable impact of RehabCare acquisition negated by fourth quarter regulatory changes

•	Initial quarter under new RUGs IV and rehabilitation therapy rule changes more challenging than expected

•	Annual impact of new Medicare rules now estimated at $150 million

•	Fourth quarter consolidated continuing operations key metrics compared to last year

•	Revenues grew 34% to $1.5 billion

•	Operating income rose 25% to $200 million

•	Income from continuing operations fell 35% to $14 million

•	Diluted earnings per share declined 50% to $0.27

•	Fourth quarter operating summary

•	Hospital revenues rose 40%; same-store revenues increased 5% while admissions rose 4%

•	Medicare cuts materially hampered nursing center and rehabilitation therapy results

•	Home health and hospice business reported strong results

•	Company continues to generate significant operating cash flows

•	Excluding transaction-related payments, full year operating cash flows grew 11% to $238 million

•	Company reduces 2012 earnings guidance

•	RehabCare synergy estimate rises to $70 million from $62 million

•	Company expects to implement $50 million to $55 million of additional cost reductions

•	Company expects non-renewal of seven Ventas bundles containing 64 facilities in April 2013

•	Future growth prospects for these facilities considered limited

•	Many of the facilities do not align with the Company’s operating plan and cluster market strategy

•	Expected 2013 EPS dilution of $0.10 to $0.15 from these divestitures considered manageable

•	Divestitures will improve the Company’s capital structure over the long term

680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300     www.kindredhealthcare.com

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Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

Fourth Quarter Results

Continuing Operations

Consolidated revenues for the fourth quarter ended December 31, 2011 increased 34% to $1.5 billion compared to $1.1 billion in the same period in 2010. The Company reported a loss from continuing operations for the fourth quarter of 2011 of $72.8 million or $1.42 per diluted share compared to income of $19.7 million or $0.50 per diluted share in the fourth quarter of 2010. Operating results for the fourth quarter of 2011 included asset impairment charges, transaction-related costs and a loss on a hospital divestiture that reduced income from continuing operations by $86.7 million or $1.69 per diluted share. Operating results for the fourth quarter of 2010 included transaction-related costs that reduced income from continuing operations by $1.6 million or $0.04 per diluted share.

During the fourth quarter of 2011, the Company recorded approximately $102 million of pretax asset impairment charges to reflect circumstances in which the carrying value of certain assets exceeded their fair value. Goodwill impairment charges of approximately $46 million resulted primarily from the worse than expected decline in operating results in the Company’s rehabilitation division related to Medicare reimbursement changes that became effective on October 1, 2011. The Company also wrote off approximately $54 million of certain hospital and nursing and rehabilitation center intangible assets as part of its regular annual asset impairment testing. In addition, the Company wrote off approximately $2 million of leasehold improvements expended in the quarter at facilities that were considered impaired in a prior period.

Fiscal Year Results

Continuing Operations

Consolidated revenues for the year ended December 31, 2011 increased 27% to $5.5 billion compared to $4.4 billion in the previous year. The Company reported a loss from continuing operations of $56.0 million or $1.21 per diluted share in 2011 compared to income of $56.1 million or $1.42 per diluted share in 2010.

Operating results in 2011 included asset impairment charges, transaction-related costs and a loss on a hospital divestiture that reduced income from continuing operations by $141.1 million or $3.05 per diluted share. Operating results in 2010 included certain items that reduced income from continuing operations by $4.9 million or $0.12 per diluted share.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, commented, “Despite a very difficult fourth quarter brought on by significant Medicare cuts in both our nursing center and our rehabilitation therapy businesses, fiscal 2011 was an exceptional year for Kindred. Our acquisition of RehabCare in June added meaningful depth and strength to our core hospital and rehabilitation divisions and I am pleased with the highly successful integration of the organizations and the realization of significant cost synergies. Excluding asset impairment charges, transaction-related items and a loss on a hospital divestiture, our full-year diluted earnings per share from continuing operations of $1.80 were 17% higher than the adjusted $1.54 per share in 2010.”

Mr. Diaz further noted, “In addition to the RehabCare acquisition, we successfully completed a number of transactions to expand our growing home health and hospice business. We expect these acquisitions to continue, primarily in our cluster markets, and we are excited that this business will contribute meaningfully to our earnings going forward.”

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Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

Commenting on the Company’s liquidity and capital resources, Mr. Diaz noted, “Excluding transaction-related payments, our operating cash flows in 2011 grew 11% to $238 million. These results allow us to fund our routine capital spending internally, with the balance available to fund our ongoing acquisition and cluster market development activities. In addition, our $343 million of unused revolving credit capacity at December 31, 2011 provides significant capital for future growth.”

Mr. Diaz also commented on the Company’s recently issued 2011 Quality and Social Responsibility Report, “Kindred is proud to issue its fifth annual Quality and Social Responsibility Report to fulfill our commitment to be transparent about our quality results and our ongoing efforts to improve the care and services for our patients and residents.” Mr. Diaz noted that the report links the Company’s quality initiatives with its Continue the Care and cluster market strategies. “Both policymakers and the marketplace are demanding that healthcare providers participate in coordinated care strategies to improve quality, reduce avoidable hospitalizations and lower costs. Kindred’s cluster market strategy is designed to leverage Kindred’s national scale to build a continuum of post-acute services in local healthcare delivery markets to achieve these shared goals. Kindred is aggressively developing a post-acute continuum of service lines in local markets, including long-term acute care (“LTAC”) hospitals, inpatient rehabilitation facilities, sub-acute or transitional care, and home health and hospice services, in order to partner with physician groups, hospitals, health systems and payors to better manage episodes of care while at the same time improving quality and lowering costs.”

Earnings Guidance – Continuing Operations

The Company updated its earnings guidance for 2012. The earnings guidance provided by the Company excludes the effect of (i) any transaction-related charges, (ii) any other reimbursement changes, (iii) any acquisitions or divestitures, (iv) any impairment charges, or (v) any repurchases of common stock.

The Company expects consolidated revenues for 2012 to approximate $6.3 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $868 million to $884 million. Rent expense is expected to approximate $434 million, while depreciation and amortization should approximate $197 million. Net interest expense is expected to approximate $107 million. The Company expects to report income from continuing operations for 2012 between $73 million to $83 million or $1.35 to $1.55 per diluted share (based upon diluted shares of 52.5 million). The Company’s previous earnings per diluted share range for 2012 was $1.65 to $1.85.

As a result of the significant volatility in its earnings in connection with recent changes in Medicare reimbursements, the Company is suspending its practice of providing quarterly earnings guidance at this time.

The Company also indicated that it expects cash flows from operations in 2012 to range from $240 million to $260 million. Routine capital expenditures in 2012 are expected to range from $130 million to $140 million, including approximately $16 million of expenditures to complete the information systems integration of RehabCare. The Company’s expected routine capital expenditures also include approximately $11 million to upgrade the clinical information systems in its hospital, nursing center and home health businesses.

In addition, the Company continues its ongoing development of several previously announced projects. At December 31, 2011, projects related to the replacement, expansion and upgrade of its hospitals in Dayton, Ohio and Charleston, South Carolina, as well as the development of two new inpatient rehabilitation hospitals in Texas will be completed at an aggregate additional cost of approximately $23 million through 2013 (these expenditures are not included in the routine capital spending estimates discussed above).

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Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

Mr. Diaz remarked, “Our 2012 operating plan includes several initiatives to improve our operating results. These plans relate primarily to synergies associated with the RehabCare acquisition, changes in compensation and employee benefit programs and continued reductions in overhead costs.”

“Our fourth quarter operating results included the realization of approximately $40 million of annualized RehabCare integration synergies. For 2012, we expect these synergies to approach $70 million, up from our previous estimate of $62 million. In addition, we are implementing plans to reduce compensation, employee benefit and overhead costs by approximately $50 million to $55 million over the balance of 2012. These cost reductions should be fully implemented by the end of the third quarter.”

Mr. Diaz commented further, “Our 2012 earnings outlook reflects a more difficult than expected operating environment under the recent RUGs IV and rehabilitation therapy Medicare rule changes. While we continue to believe that federal policymakers have over-reached in their attempt to adjust the RUGs IV rules, we must intensify our efforts to adjust our operations while still maintaining the quality of our services. Nevertheless, our strategic goals to expand our cluster market development and accelerate growth in areas like home health and contract therapy have not changed in light of current reimbursement pressures.”

Ventas Lease Renewals

Under its master lease agreements with Ventas, the Company has 73 nursing and rehabilitation centers and 16 LTAC hospitals within ten separate renewal bundles currently subject to lease renewals. The Company has until April 30, 2012 to exercise these renewals for an additional five-year term. Each renewal bundle contains both nursing and rehabilitation centers and LTAC hospitals. The master lease agreements require that the Company renew all or none of the facilities within a renewal bundle.

The Company intends to renew three renewal bundles containing 19 nursing and rehabilitation centers and six LTAC hospitals (collectively, the “Renewal Facilities”). The Renewal Facilities contain 2,178 licensed nursing and rehabilitation center beds and 616 licensed hospital beds and generated revenues of approximately $434 million for the year ended December 31, 2011. The current annual rent for the Renewal Facilities approximates $46 million.

The Company also announced that it does not intend to renew seven renewal bundles containing 54 nursing and rehabilitation centers and ten LTAC hospitals (collectively, the “Expiring Facilities”). The Expiring Facilities contain 6,140 licensed nursing and rehabilitation center beds and 1,066 licensed hospital beds and generated revenues of approximately $790 million for the year ended December 31, 2011. The current annual rent for the Expiring Facilities approximates $77 million. The Company will continue to operate the Expiring Facilities and include the Expiring Facilities in its results from continuing operations through the expiration of the lease term in April 2013.

Management believes that the divestiture of the Expiring Facilities could reduce the Company’s consolidated earnings per diluted share by $0.10 to $0.15 in 2013, but will not otherwise materially impact the Company’s cash flows or financial position. This estimate is based upon a number of assumptions, including the Company’s estimated impact of the recent and impending Medicare reimbursement reductions for nursing centers and LTAC hospitals and its ability to achieve overhead savings in connection with these divestitures.

Mr. Diaz remarked, “At this time, we believe it is important to give investors our views on the Ventas renewals. We have evaluated the lease renewals as we would any acquisition. The Renewal Facilities generally meet our targeted investment returns and rent coverage ratios after capital expenditures and otherwise fit within our strategic operating plan.”

Mr. Diaz continued, “While in general the individual Expiring Facilities are good assets, these bundles as a whole do not satisfy our targeted investment returns or fit within our strategic operating plan. The majority of the Expiring Facilities are outside our cluster markets and many of the nursing and rehabilitation centers that are predominantly chronic care and Medicaid dependent are not well suited for our higher acuity, transitional care

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Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

strategy. Under our operating model, these facilities also have limited growth opportunities and our expected earnings from these operations do not support the allocation of capital, risk or management time over the renewal period. Given the current reimbursement environment, particularly around nursing centers, we believe that our capital investments and management efforts are best focused in other areas of growth including home health, acute rehabilitation units, newer owned LTAC and inpatient rehabilitation hospitals, as well as investments in new integrated care models. In addition, we believe that, over time, these divestitures will substantially improve our capital structure by reducing our lease obligations and related leverage and the earnings leakage associated with rent escalators.”

“As we have stated previously, we are focused on five key business strategies. First, we must be successful in our core operations by providing quality care and efficiently managing our costs. Second, we remain focused on accelerating our cluster market strategy both from an operational and capital investment perspective. In addition, we will continue to expand our home health and hospice operations. We also are active in developing new integrated care and payment models with other healthcare providers and payors that will be responsive to changes in the marketplace. Finally, we remain focused on re-deploying assets and management time to higher margin businesses. Exiting the Expiring Facilities is another significant step in our re-deployment strategy.”

Mr. Diaz concluded, “Over the next year, we will cooperate with Ventas as it finds suitable tenants for the Expiring Facilities and effectuate an orderly transition of our patients, employees and operations to the new tenants.”

The effectiveness of the renewals is contingent upon there being no event of default under the master lease agreements upon the renewal effective date in April 2013. Additional information regarding the master lease agreements is contained in the Company’s Form 10-K for the year ended December 31, 2010 and copies of the master lease agreements filed with the Securities and Exchange Commission.

Conference Call

As previously announced, investors and the general public may access a live webcast of the fourth quarter 2011 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com or at www.earnings.com. The conference call will be held February 24 at 11:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 2:00 p.m. on February 24 by dialing 888-203-1112, access code: 8694041. The replay will be available through March 4.

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Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of the Company’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (c) the impact of the Budget Control Act of 2011 which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. At this time, the Company believes this will result in an automatic 2% reduction on each claim submitted to Medicare beginning February 1, 2013, (d) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing and rehabilitation centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (e) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (f) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (g) the impact of the expiration of several moratoriums in 2012 under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the “25 Percent Rule,” which would limit certain patient admissions, (h) the Company’s ability to integrate the operations of the acquired hospitals and rehabilitation services operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the RehabCare acquisition and any other acquisitions undertaken, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions, (i) the potential for diversion of management time and resources in seeking to integrate RehabCare’s operations, (j) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on the Company’s funding

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Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets, (k) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (l) the potential failure to retain key employees of RehabCare, (m) failure of the Company’s facilities to meet applicable licensure and certification requirements, (n) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (o) the Company’s ability to meet its rental and debt service obligations, (p) the Company’s ability to operate pursuant to the terms of its debt obligations, including its obligations under financings undertaken to complete the RehabCare acquisition, and the Company’s ability to operate pursuant to its master lease agreements with Ventas, (q) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (r) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (s) the Company’s ability to control costs, particularly labor and employee benefit costs, (t) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (u) the Company’s ability to attract and retain key executives and other healthcare personnel, (v) the increase in the costs of defending and insuring against alleged professional liability and other claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (w) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (x) the Company’s ability to successfully dispose of unprofitable facilities, (y) events or circumstances which could result in the impairment of an asset or other charges, (z) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (aa) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided non-GAAP measurements which present operating results and cash flows from operations for the fourth quarters and years ended December 31, 2011 and 2010 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

As noted above, the Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income from continuing operations provided in the Condensed Business Segment Data is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 77,800 employees in 46 states. At December 31, 2011, Kindred through its subsidiaries provided healthcare services in 2,200 locations, including 121 long-term acute care hospitals, five inpatient rehabilitation hospitals, 224 nursing and rehabilitation centers, 25 sub-acute units, 51 hospice and home care locations, 102 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served approximately 1,670 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for three years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Financial Summary

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues	$1,522,688	$1,135,484	$5,521,763	$4,359,697

Income (loss) from continuing operations	$(72,914)	$19,755	$(56,271)	$56,146
Discontinued operations, net of income taxes:
Income from operations	1,025	1,125	2,552	798
Loss on divestiture of operations	—	(456)	—	(453)

Income from discontinued operations	1,025	669	2,552	345

Net income (loss)	(71,889)	20,424	(53,719)	56,491
Loss attributable to noncontrolling interests	58	—	238	—

Income (loss) attributable to Kindred	$(71,831)	$20,424	$(53,481)	$56,491

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(72,856)	$19,755	$(56,033)	$56,146
Income from discontinued operations	1,025	669	2,552	345

Net income (loss)	$(71,831)	$20,424	$(53,481)	$56,491

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(1.42)	$0.50	$(1.21)	$1.42
Discontinued operations:
Income from operations	0.02	0.03	0.05	0.02
Loss on divestiture of operations	—	(0.01)	—	(0.01)

Net income (loss)	$(1.40)	$0.52	$(1.16)	$1.43

Diluted:
Income (loss) from continuing operations	$(1.42)	$0.50	$(1.21)	$1.42
Discontinued operations:
Income from operations	0.02	0.03	0.05	0.02
Loss on divestiture of operations	—	(0.01)	—	(0.01)

Net income (loss)	$(1.40)	$0.52	$(1.16)	$1.43

Shares used in computing earnings (loss) per common share:
Basic	51,335	38,790	46,280	38,738
Diluted	51,335	39,089	46,280	38,954

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Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues	$1,522,688	$1,135,484	$5,521,763	$4,359,697

Salaries, wages and benefits	911,417	652,703	3,255,815	2,505,690
Supplies	107,760	87,103	402,014	342,197
Rent	106,616	90,777	399,257	357,372
Other operating expenses	312,674	240,750	1,164,480	948,609
Other income	(2,711)	(2,687)	(11,191)	(11,422)
Impairment charges	102,569	—	129,281	—
Depreciation and amortization	48,227	31,412	165,594	121,552
Interest expense	26,244	2,843	80,919	7,090
Investment income	(242)	(342)	(1,031)	(1,245)

	1,612,554	1,102,559	5,585,138	4,269,843

Income (loss) from continuing operations before income taxes	(89,866)	32,925	(63,375)	89,854
Provision (benefit) for income taxes	(16,952)	13,170	(7,104)	33,708

Income (loss) from continuing operations	(72,914)	19,755	(56,271)	56,146
Discontinued operations, net of income taxes:
Income from operations	1,025	1,125	2,552	798
Loss on divestiture of operations	—	(456)	—	(453)

Income from discontinued operations	1,025	669	2,552	345

Net income (loss)	(71,889)	20,424	(53,719)	56,491
Loss attributable to noncontrolling interests	58	—	238	—

Income (loss) attributable to Kindred	$(71,831)	$20,424	$(53,481)	$56,491

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(72,856)	$19,755	$(56,033)	$56,146
Income from discontinued operations	1,025	669	2,552	345

Net income (loss)	$(71,831)	$20,424	$(53,481)	$56,491

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(1.42)	$0.50	$(1.21)	$1.42
Discontinued operations:
Income from operations	0.02	0.03	0.05	0.02
Loss on divestiture of operations	—	(0.01)	—	(0.01)

Net income (loss)	$(1.40)	$0.52	$(1.16)	$1.43

Diluted:
Income (loss) from continuing operations	$(1.42)	$0.50	$(1.21)	$1.42
Discontinued operations:
Income from operations	0.02	0.03	0.05	0.02
Loss on divestiture of operations	—	(0.01)	—	(0.01)

Net income (loss)	$(1.40)	$0.52	$(1.16)	$1.43

Shares used in computing earnings (loss) per common share:
Basic	51,335	38,790	46,280	38,738
Diluted	51,335	39,089	46,280	38,954

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Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$41,561	$17,168
Cash—restricted	5,551	5,494
Insurance subsidiary investments	70,425	76,753
Accounts receivable less allowance for loss	994,700	631,877
Inventories	31,060	24,327
Deferred tax assets	17,785	13,439
Income taxes	39,513	42,118
Other	32,687	24,862

	1,233,282	836,038
Property and equipment	1,975,063	1,754,170
Accumulated depreciation	(916,022)	(857,623)

	1,059,041	896,547

Goodwill	1,084,655	242,420
Intangible assets less accumulated amortization	447,207	92,883
Assets held for sale	5,612	7,167
Insurance subsidiary investments	110,227	101,210
Deferred tax assets	—	88,816
Other	198,469	72,334

Total assets	$4,138,493	$2,337,415

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$216,801	$174,495
Salaries, wages and other compensation	407,493	291,116
Due to third party payors	37,306	27,115
Professional liability risks	46,010	41,555
Other accrued liabilities	130,693	87,012
Long-term debt due within one year	10,620	91

	848,923	621,384
Long-term debt	1,531,882	365,556
Professional liability risks	217,717	207,669
Deferred tax liabilities	17,955	—
Deferred credits and other liabilities	191,771	111,047

Noncontrolling interests-redeemable	9,704	—

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 52,116 shares—December 31, 2011 and 39,495 shares—December 31, 2010	13,029	9,874
Capital in excess of par value	1,138,189	828,593
Accumulated other comprehensive income (loss)	(1,469)	135
Retained earnings	139,172	193,157

	1,288,921	1,031,759
Noncontrolling interests-nonredeemable	31,620	—

Total equity	1,320,541	1,031,759

Total liabilities and equity	$4,138,493	$2,337,415

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss)	$(71,889)	$20,424	$(53,719)	$56,491
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	48,227	31,412	165,594	121,552
Amortization of stock-based compensation costs	3,208	2,600	12,819	10,714
Payment of lender fees related to debt issuance	—	—	(46,232)	—
Provision for doubtful accounts	13,084	6,010	35,133	24,397
Deferred income taxes	5,170	35,190	195	21,446
Impairment charges	102,569	—	129,281	—
Loss on divestiture of discontinued operations	—	456	—	453
Other	4,053	2,118	5,518	252
Change in operating assets and liabilities:
Accounts receivable	(36,758)	(23,853)	(144,830)	(45,232)
Inventories and other assets	(4,451)	(6,720)	(802)	(14,294)
Accounts payable	299	25,139	685	9,446
Income taxes	(25,537)	(22,272)	(4,745)	3,462
Due to third party payors	(4,130)	(8,886)	568	1,213
Other accrued liabilities	2,055	(2,485)	54,241	20,088

Net cash provided by operating activities	35,900	59,133	153,706	209,988

Cash flows from investing activities:
Routine capital expenditures	(37,640)	(39,788)	(132,903)	(108,896)
Development capital expenditures	(18,085)	(27,622)	(87,655)	(67,841)
Acquisitions, net of cash acquired	(4,551)	(191,925)	(715,458)	(279,794)
Sale of assets	—	649	1,714	649
Purchase of insurance subsidiary investments	(9,719)	(9,229)	(35,623)	(43,913)
Sale of insurance subsidiary investments	8,720	9,765	46,307	82,736
Net change in insurance subsidiary cash and cash equivalents	(9,343)	2,091	(14,213)	(8,521)
Change in other investments	3	—	1,003	2
Other	180	(317)	(512)	962

Net cash used in investing activities	(70,435)	(256,376)	(937,340)	(424,616)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	493,500	920,900	2,126,800	2,030,800
Repayment of borrowings under revolving credit	(448,500)	(720,400)	(2,198,300)	(1,812,800)
Proceeds from issuance of senior unsecured notes	—	—	550,000	—
Proceeds from issuance of term loan, net of discount	—	—	693,000	—
Repayment of other long-term debt	(2,645)	(22)	(350,878)	(86)
Payment of deferred financing costs	(383)	(1,417)	(9,098)	(2,831)
Issuance of common stock	—	14	3,019	49
Purchase of noncontrolling interests in subsidiaries	—	—	(7,292)	—
Other	29	15	776	361

Net cash provided by financing activities	42,001	199,090	808,027	215,493

Change in cash and cash equivalents	7,466	1,847	24,393	865
Cash and cash equivalents at beginning of period	34,095	15,321	17,168	16,303

Cash and cash equivalents at end of period	$41,561	$17,168	$41,561	$17,168

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	2010 Quarters					2011 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Revenues	$1,089,837	$1,081,364	$1,053,012	$1,135,484	$4,359,697	$1,192,421	$1,292,592	$1,514,062	$1,522,688	$5,521,763

Salaries, wages and benefits	627,175	612,205	613,607	652,703	2,505,690	678,695	765,133	900,570	911,417	3,255,815
Supplies	85,886	85,455	83,753	87,103	342,197	90,022	96,718	107,514	107,760	402,014
Rent	88,319	88,981	89,295	90,777	357,372	91,453	95,677	105,511	106,616	399,257
Other operating expenses	234,204	238,687	234,968	240,750	948,609	259,369	287,132	305,305	312,674	1,164,480
Other income	(3,084)	(2,857)	(2,794)	(2,687)	(11,422)	(2,785)	(2,880)	(2,815)	(2,711)	(11,191)
Impairment charges	—	—	—	—	—	—	—	26,712	102,569	129,281
Depreciation and amortization	31,121	29,852	29,167	31,412	121,552	32,549	37,871	46,947	48,227	165,594
Interest expense	1,307	1,298	1,642	2,843	7,090	5,728	23,157	25,790	26,244	80,919
Investment (income) loss	(877)	377	(403)	(342)	(1,245)	(495)	(257)	(37)	(242)	(1,031)

	1,064,051	1,053,998	1,049,235	1,102,559	4,269,843	1,154,536	1,302,551	1,515,497	1,612,554	5,585,138

Income (loss) from continuing operations before income taxes	25,786	27,366	3,777	32,925	89,854	37,885	(9,959)	(1,435)	(89,866)	(63,375)
Provision (benefit) for income taxes	10,631	11,230	(1,323)	13,170	33,708	15,609	(3,419)	(2,342)	(16,952)	(7,104)

Income (loss) from continuing operations	15,155	16,136	5,100	19,755	56,146	22,276	(6,540)	907	(72,914)	(56,271)
Discontinued operations, net of income taxes:
Income (loss) from operations	(154)	87	(260)	1,125	798	(179)	587	1,119	1,025	2,552
Gain (loss) on divestiture of operations	(137)	54	86	(456)	(453)	—	—	—	—	—

Income (loss) from discontinued operations	(291)	141	(174)	669	345	(179)	587	1,119	1,025	2,552

Net income (loss)	14,864	16,277	4,926	20,424	56,491	22,097	(5,953)	2,026	(71,889)	(53,719)
(Earnings ) loss attributable to noncontrolling interests	—	—	—	—	—	—	421	(241)	58	238

Income (loss) attributable to Kindred	$14,864	$16,277	$4,926	$20,424	$56,491	$22,097	$(5,532)	$1,785	$(71,831)	$(53,481)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$15,155	$16,136	$5,100	$19,755	$56,146	$22,276	$(6,119)	$666	$(72,856)	$(56,033)
Income (loss) from discontinued operations	(291)	141	(174)	669	345	(179)	587	1,119	1,025	2,552

Net income (loss)	$14,864	$16,277	$4,926	$20,424	$56,491	$22,097	$(5,532)	$1,785	$(71,831)	$(53,481)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.38	$0.41	$0.13	$0.50	$1.42	$0.56	$(0.14)	$0.01	$(1.42)	$(1.21)
Discontinued operations:
Income (loss) from operations	—	—	(0.01)	0.03	0.02	—	0.01	0.02	0.02	0.05
Gain (loss) on divestiture of operations	—	—	—	(0.01)	(0.01)	—	—	—	—	—

Net income (loss)	$0.38	$0.41	$0.12	$0.52	$1.43	$0.56	$(0.13)	$0.03	$(1.40)	$(1.16)

Diluted:
Income (loss) from continuing operations	$0.38	$0.41	$0.13	$0.50	$1.42	$0.55	$(0.14)	$0.01	$(1.42)	$(1.21)
Discontinued operations:
Income (loss) from operations	—	—	(0.01)	0.03	0.02	—	0.01	0.02	0.02	0.05
Gain (loss) on divestiture of operations	—	—	—	(0.01)	(0.01)	—	—	—	—	—

Net income (loss)	$0.38	$0.41	$0.12	$0.52	$1.43	$0.55	$(0.13)	$0.03	$(1.40)	$(1.16)

Shares used in computing earnings (loss) per common share:
Basic	38,626	38,756	38,778	38,790	38,738	39,035	43,231	51,329	51,335	46,280
Diluted	38,859	38,914	38,838	39,089	38,954	39,543	43,231	51,406	51,335	46,280

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(In thousands)

	2010 Quarters					2011 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth		Year
Revenues:
Hospital division	$507,062	$493,401	$465,198	$507,660	$1,973,321	$558,974	$593,425	$684,781	$712,812		$2,549,992

Nursing center division	539,321	542,215	539,914	566,435	2,187,885	567,472	568,199	571,226	547,202		2,254,099

Rehabilitation division:
Skilled nursing rehabilitation services	95,563	97,273	99,860	111,059	403,755	114,618	161,246	252,574	246,720		775,158
Hospital rehabilitation services	21,147	20,913	20,436	21,182	83,678	22,490	38,291	69,811	70,232		200,824

	116,710	118,186	120,296	132,241	487,433	137,108	199,537	322,385	316,952		975,982

Home health and hospice division	3,434	3,875	3,947	6,266	17,522	8,038	10,828	15,419	26,451		60,736

	1,166,527	1,157,677	1,129,355	1,212,602	4,666,161	1,271,592	1,371,989	1,593,811	1,603,417		5,840,809
Eliminations:
Skilled nursing rehabilitation services	(56,127)	(55,809)	(56,323)	(56,365)	(224,624)	(57,081)	(57,587)	(57,922)	(57,087)		(229,677)
Hospital rehabilitation services	(20,226)	(20,034)	(19,502)	(20,034)	(79,796)	(21,225)	(20,706)	(20,528)	(22,167)		(84,626)
Home health and hospice	(337)	(470)	(518)	(719)	(2,044)	(865)	(1,104)	(1,299)	(1,475)		(4,743)

	(76,690)	(76,313)	(76,343)	(77,118)	(306,464)	(79,171)	(79,397)	(79,749)	(80,729)		(319,046)

	$1,089,837	$1,081,364	$1,053,012	$1,135,484	$4,359,697	$1,192,421	$1,292,592	$1,514,062	$1,522,688		$5,521,763

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$95,440	$91,790	$75,784	$97,343	$360,357	$108,385	$108,465	$125,701	$144,891	(a)	$487,442

Nursing center division	70,614	76,529	69,363	86,912	303,418	87,350	93,532	89,592	67,791		338,265

Rehabilitation division:
Skilled nursing rehabilitation services	9,575	9,325	9,580	5,223	33,703	9,159	15,978	27,575	13,204		65,916
Hospital rehabilitation services	5,146	4,793	4,728	4,302	18,969	5,332	8,033	15,606	14,760		43,731

	14,721	14,118	14,308	9,525	52,672	14,491	24,011	43,181	27,964		109,647

Home health and hospice division	(38)	(18)	(94)	84	(66)	(10)	(447)	1,107	2,453		3,103

Corporate:
Overhead	(33,831)	(32,799)	(34,329)	(33,002)	(133,961)	(38,315)	(43,801)	(48,806)	(43,878)		(174,800)
Insurance subsidiary	(480)	(791)	(783)	(1,099)	(3,153)	(602)	(420)	(750)	(534)		(2,306)

	(34,311)	(33,590)	(35,112)	(34,101)	(137,114)	(38,917)	(44,221)	(49,556)	(44,412)		(177,106)
Impairment charges (b)	—	—	—	—	—	—	—	(26,712)	(102,569)		(129,281)
Transaction costs (c)	(770)	(955)	(771)	(2,148)	(4,644)	(4,179)	(34,851)	(6,537)	(5,139)		(50,706)

Operating income	145,656	147,874	123,478	157,615	574,623	167,120	146,489	176,776	90,979		581,364
Rent	(88,319)	(88,981)	(89,295)	(90,777)	(357,372)	(91,453)	(95,677)	(105,511)	(106,616	)(d)	(399,257)
Depreciation and amortization	(31,121)	(29,852)	(29,167)	(31,412)	(121,552)	(32,549)	(37,871)	(46,947)	(48,227)		(165,594)
Interest, net	(430)	(1,675)	(1,239)	(2,501)	(5,845)	(5,233)	(22,900)	(25,753)	(26,002)		(79,888)

Income (loss) from continuing operations before income taxes	25,786	27,366	3,777	32,925	89,854	37,885	(9,959)	(1,435)	(89,866)		(63,375)
Provision (benefit) for income taxes	10,631	11,230	(1,323)	13,170	33,708	15,609	(3,419)	(2,342)	(16,952)		(7,104)

	$15,155	$16,136	$5,100	$19,755	$56,146	$22,276	$(6,540)	$907	$(72,914)		$(56,271)

(a)	Includes loss on divestiture of a hospital of $1.5 million.
(b)	Impairment charges for the third quarter of 2011 have been reclassified to conform with the current period presentation.
(c)	Transaction costs for the 2010 periods have been reclassified to conform with the current period presentation.
(d)	Includes lease cancellation charge of $1.8 million in connection with the RehabCare acquisition.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(In thousands)

	Three months ended December 31, 2011
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division (a)	division	services	services	Total	hospice	Corporate	costs	Eliminations	Consolidated
Revenues	$712,812	$547,202	$246,720	$70,232	$316,952	$26,451	$—	$—	$(80,729)	$1,522,688

Salaries, wages and benefits	321,657	269,454	221,404	50,151	271,555	19,155	28,976	647	(27)	911,417
Supplies	77,124	28,450	843	67	910	1,025	251	—	—	107,760
Rent	52,299	49,748	1,415	72	1,487	568	695	1,819	—	106,616
Other operating expenses	169,140	181,507	11,269	5,254	16,523	3,818	17,896	4,492	(80,702)	312,674
Other income	—	—	—	—	—	—	(2,711)	—	—	(2,711)
Impairment charges	54,325	2,245	45,999	—	45,999	—	—			102,569
Depreciation and amortization	22,448	12,554	2,617	2,349	4,966	902	7,357	—	—	48,227
Interest expense	228	26	—	—	—	1	25,989	—	—	26,244
Investment income	(3)	(28)	—	—	—	(1)	(210)	—	—	(242)

	697,218	543,956	283,547	57,893	341,440	25,468	78,243	6,958	(80,729)	1,612,554

Income (loss) from continuing operations before income taxes	$15,594	$3,246	$(36,827)	$12,339	$(24,488)	$983	$(78,243)	$(6,958)	$—	(89,866)

Income tax benefit										(16,952)

Loss from continuing operations										$(72,914)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$9,521	$7,577	$1,031	$60	$1,091	$65	$19,386	$—	$—	$37,640
Development	13,157	4,027	—	—	—	901	—	—	—	18,085

	$22,678	$11,604	$1,031	$60	$1,091	$966	$19,386	$—	$—	$55,725

	Three months ended December 31, 2010
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division	division	services	services	Total	hospice	Corporate	costs	Eliminations	Consolidated
Revenues	$507,660	$566,435	$111,059	$21,182	$132,241	$6,266	$—	$—	$(77,118)	$1,135,484

Salaries, wages and benefits	230,028	274,784	102,835	16,213	119,048	4,719	23,813	357	(46)	652,703
Supplies	57,884	28,131	573	39	612	332	144	—	—	87,103
Rent	39,406	49,647	1,540	27	1,567	122	35	—	—	90,777
Other operating expenses	122,405	176,608	2,428	628	3,056	1,131	12,831	1,791	(77,072)	240,750
Other income	—	—	—	—	—	—	(2,687)	—	—	(2,687)
Depreciation and amortization	13,421	11,646	646	99	745	85	5,515	—	—	31,412
Interest expense	2	35	—	—	—	—	2,806	—	—	2,843
Investment income	(2)	(14)	(2)	—	(2)	—	(324)	—	—	(342)

	463,144	540,837	108,020	17,006	125,026	6,389	42,133	2,148	(77,118)	1,102,559

Income (loss) from continuing operations before income taxes	$44,516	$25,598	$3,039	$4,176	$7,215	$(123)	$(42,133)	$(2,148)	$—	32,925

Provision for income taxes										13,170

Income from continuing operations										$19,755

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$13,835	$12,292	$1,547	$208	$1,755	$61	$11,845	$—	$—	$39,788
Development	12,257	15,365	—	—	—	—	—	—	—	27,622

	$26,092	$27,657	$1,547	$208	$1,755	$61	$11,845	$—	$—	$67,410

(a)	Includes loss on divestiture of a hospital of $1.5 million in other operating expenses.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(In thousands)

	Year ended December 31, 2011
	Hospital division (a)	Nursing center division	Rehabilitation division			Home health and hospice	Corporate	Transaction- related costs	Eliminations	Consolidated
			Skilled nursing services	Hospital services	Total
Revenues	$2,549,992	$2,254,099	$775,158	$200,824	$975,982	$60,736	$—	$—	$(319,046)	$5,521,763

Salaries, wages and benefits	1,164,486	1,085,476	679,177	144,147	823,324	45,378	120,478	16,769	(96)	3,255,815
Supplies	283,628	112,095	2,826	189	3,015	2,438	838	—	—	402,014
Rent	189,332	198,556	6,275	228	6,503	1,366	1,681	1,819	—	399,257
Other operating expenses	614,436	718,263	27,239	12,757	39,996	9,817	66,981	33,937	(318,950)	1,164,480
Other income	—	—	—	—	—	—	(11,191)	—	—	(11,191)
Impairment charges	57,427	25,855	45,999	—	45,999	—	—			129,281
Depreciation and amortization	74,910	50,040	7,191	5,637	12,828	1,449	26,367	—	—	165,594
Interest expense	500	102	—	—	—	1	66,514	13,802	—	80,919
Investment income	(7)	(86)	(3)	(1)	(4)	(1)	(933)	—	—	(1,031)

	2,384,712	2,190,301	768,704	162,957	931,661	60,448	270,735	66,327	(319,046)	5,585,138

Income (loss) from continuing operations before income taxes	$165,280	$63,798	$6,454	$37,867	$44,321	$288	$(270,735)	$(66,327)	$—	(63,375)

Income tax benefit										(7,104)

Loss from continuing operations										$(56,271)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$46,393	$34,304	$1,700	$238	$1,938	$164	$50,104	$—	$—	$132,903
Development	67,321	19,167	—	—	—	1,167	—	—	—	87,655

	$113,714	$53,471	$1,700	$238	$1,938	$1,331	$50,104	$—	$—	$220,558

	Year ended December 31, 2010
	Hospital division (b)	Nursing center division (b)	Rehabilitation division			Home health and hospice	Corporate (b)	Transaction- related costs	Eliminations	Consolidated
			Skilled nursing services	Hospital services	Total
Revenues	$1,973,321	$2,187,885	$403,755	$83,678	$487,433	$17,522	$—	$—	$(306,464)	$4,359,697

Salaries, wages and benefits	894,345	1,080,344	356,171	62,173	418,344	12,880	99,480	357	(60)	2,505,690
Supplies	228,157	110,266	2,003	106	2,109	1,108	557	—	—	342,197
Rent	152,986	198,105	5,644	106	5,750	386	145	—	—	357,372
Other operating expenses	490,462	693,857	11,878	2,430	14,308	3,600	48,499	4,287	(306,404)	948,609
Other income	—	—	—	—	—	—	(11,422)	—	—	(11,422)
Depreciation and amortization	51,639	45,471	2,169	306	2,475	234	21,733	—	—	121,552
Interest expense	5	131	—	—	—	—	6,954	—	—	7,090
Investment income	(3)	(70)	(5)	(1)	(6)	—	(1,166)	—	—	(1,245)

	1,817,591	2,128,104	377,860	65,120	442,980	18,208	164,780	4,644	(306,464)	4,269,843

Income from continuing operations before income taxes	$155,730	$59,781	$25,895	$18,558	$44,453	$(686)	$(164,780)	$(4,644)	$—	89,854

Provision for income taxes										33,708

Income from continuing operations										$56,146

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$36,967	$37,024	$2,356	$293	$2,649	$66	$32,190	$—	$—	$108,896
Development	41,140	26,701	—	—	—	—	—	—	—	67,841

	$78,107	$63,725	$2,356	$293	$2,649	$66	$32,190	$—	$—	$176,737

(a)	Includes loss on divestiture of a hospital of $1.5 million in other operating expenses.
(b)	Includes $2.9 million in aggregate of severance and retirement costs in salaries, wages and benefits (hospital division—$ 1.1 million, nursing center division—$0.5 million and corporate—$1.3 million).

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2010 Quarters					2011 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital division data:
End of period data:
Number of hospitals:
Long-term acute care	83	83	83	89		89	120	120	121
Inpatient rehabilitation	—	—	—	—		—	5	5	5

	83	83	83	89		89	125	125	126

Number of licensed beds:
Long-term acute care	6,580	6,576	6,563	6,887		6,889	8,609	8,597	8,597
Inpatient rehabilitation	—	—	—	—		—	183	183	183

	6,580	6,576	6,563	6,887		6,889	8,792	8,780	8,780

Revenue mix %:
Medicare	56	56	55	58	56	60	60	60	62	60
Medicaid	9	9	9	9	9	8	8	8	7	8
Medicare Advantage	10	10	10	9	10	10	10	10	10	10
Commercial insurance and other	25	25	26	24	25	22	22	22	21	22

Admissions:
Medicare	7,432	7,125	6,769	7,640	28,966	8,504	8,913	11,002	11,682	40,101
Medicaid	997	990	1,022	1,034	4,043	1,085	1,163	1,236	1,163	4,647
Medicare Advantage	1,129	1,106	936	1,071	4,242	1,172	1,348	1,609	1,549	5,678
Commercial insurance and other	2,262	2,048	1,978	2,020	8,308	2,282	2,290	2,669	2,853	10,094

	11,820	11,269	10,705	11,765	45,559	13,043	13,714	16,516	17,247	60,520

Admissions mix %:
Medicare	63	63	63	65	64	65	65	67	68	66
Medicaid	8	9	10	9	9	8	8	7	7	8
Medicare Advantage	10	10	9	9	9	9	10	10	9	9
Commercial insurance and other	19	18	18	17	18	18	17	16	16	17

Patient days:
Medicare	202,882	195,964	179,324	198,129	776,299	219,213	237,257	275,561	285,358	1,017,389
Medicaid	47,813	45,952	48,514	46,596	188,875	45,650	45,746	48,911	48,648	188,955
Medicare Advantage	34,524	36,000	31,186	32,868	134,578	35,639	39,503	47,819	47,738	170,699
Commercial insurance and other	75,483	70,651	70,198	69,585	285,917	70,522	72,759	83,375	84,677	311,333

	360,702	348,567	329,222	347,178	1,385,669	371,024	395,265	455,666	466,421	1,688,376

Average length of stay:
Medicare	27.3	27.5	26.5	25.9	26.8	25.8	26.6	25.0	24.4	25.4
Medicaid	48.0	46.4	47.5	45.1	46.7	42.1	39.3	39.6	41.8	40.7
Medicare Advantage	30.6	32.5	33.3	30.7	31.7	30.4	29.3	29.7	30.8	30.1
Commercial insurance and other	33.4	34.5	35.5	34.4	34.4	30.9	31.8	31.2	29.7	30.8
Weighted average	30.5	30.9	30.8	29.5	30.4	28.4	28.8	27.6	27.0	27.9

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2010 Quarters					2011 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital division data (continued):
Revenues per admission:
Medicare	$38,078	$38,938	$37,675	$38,368	$38,272	$39,439	$40,089	$37,408	$37,643	$38,503
Medicaid	45,738	42,774	42,910	41,704	43,266	42,432	41,576	40,720	44,618	42,309
Medicare Advantage	45,187	46,169	48,122	44,744	45,979	46,217	42,708	43,616	46,154	44,630
Commercial insurance and other	56,344	59,842	61,314	61,131	59,553	54,065	56,850	57,216	52,465	55,078
Weighted average	42,899	43,784	43,456	43,150	43,313	42,856	43,271	41,462	41,330	42,135

Revenues per patient day:
Medicare	$1,395	$1,416	$1,422	$1,479	$1,428	$1,530	$1,506	$1,494	$1,541	$1,518
Medicaid	954	922	904	925	926	1,009	1,057	1,029	1,067	1,041
Medicare Advantage	1,478	1,418	1,444	1,458	1,449	1,520	1,457	1,468	1,498	1,485
Commercial insurance and other	1,688	1,735	1,728	1,775	1,730	1,749	1,789	1,832	1,768	1,786
Weighted average	1,406	1,416	1,413	1,462	1,424	1,507	1,501	1,503	1,528	1,510

Medicare case mix index (discharged patients only)	1.21	1.21	1.19	1.17	1.19	1.21	1.22	1.17	1.14	1.18

Average daily census	4,008	3,830	3,579	3,774	3,796	4,122	4,344	4,953	5,070	4,626
Occupancy %	68.2	66.1	62.0	64.0	65.1	68.7	65.5	62.6	63.5	64.8

Annualized employee turnover %	21.8	22.6	22.3	22.0		21.2	22.1	21.4	20.3

Nursing center division data:
End of period data:
Number of facilities:
Nursing and rehabilitation centers:
Owned or leased	218	219	222	222		220	220	220	220
Managed	4	4	4	4		4	4	4	4
Assisted living facilities	6	7	7	7		6	6	6	6

	228	230	233	233		230	230	230	230

Number of licensed beds:
Nursing and rehabilitation centers:
Owned or leased	26,711	26,760	27,030	26,957		26,767	26,687	26,687	26,663
Managed	485	485	485	485		485	485	485	485
Assisted living facilities	327	463	463	463		413	413	413	413

	27,523	27,708	27,978	27,905		27,665	27,585	27,585	27,561

Revenue mix %:
Medicare	35	34	33	36	35	38	37	36	33	36
Medicaid	41	41	41	39	40	37	38	38	40	38
Medicare Advantage	6	7	7	7	7	7	7	7	7	7
Private and other	18	18	19	18	18	18	18	19	20	19

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2010 Quarters					2011 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Nursing center division data (continued):
Patient days (excludes managed facilities):
Medicare	369,102	363,149	346,837	344,018	1,423,106	370,395	358,760	345,362	334,156	1,408,673
Medicaid	1,312,517	1,292,246	1,289,643	1,287,739	5,182,145	1,232,620	1,229,517	1,255,418	1,248,442	4,965,997
Medicare Advantage	87,692	92,051	91,643	94,336	365,722	97,460	94,483	95,751	95,730	383,424
Private and other	397,550	415,921	437,413	453,357	1,704,241	425,414	435,667	436,074	441,362	1,738,517

	2,166,861	2,163,367	2,165,536	2,179,450	8,675,214	2,125,889	2,118,427	2,132,605	2,119,690	8,496,611

Patient day mix %:
Medicare	17	17	16	16	16	17	17	16	16	17
Medicaid	61	60	60	59	60	58	58	59	59	58
Medicare Advantage	4	4	4	4	4	5	4	5	4	5
Private and other	18	19	20	21	20	20	21	20	21	20

Revenues per patient day:
Medicare Part A	$470	$469	$468	$534	$485	$537	$544	$550	$491	$531
Total Medicare (including Part B)	513	515	519	587	533	579	589	599	544	578
Medicaid	168	171	171	171	170	172	173	174	176	174
Medicare Advantage	398	400	405	432	409	416	420	421	405	415
Private and other	238	234	232	228	233	235	240	243	241	240
Weighted average	249	250	249	260	252	267	268	268	258	265

Average daily census	24,076	23,773	23,538	23,690	23,768	23,621	23,279	23,180	23,040	23,278
Admissions (excludes managed facilities)	19,026	18,924	19,383	19,118	76,451	20,619	20,143	20,118	19,914	80,794
Occupancy %	89.0	87.3	86.8	86.4	87.4	86.9	85.9	85.5	85.1	85.9
Medicare average length of stay	33.7	35.2	34.3	33.0	34.0	32.9	33.4	33.0	32.1	32.8

Annualized employee turnover %	36.7	38.8	39.8	39.6		37.8	39.8	40.2	39.2

Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	59	57	56	51	56	50	36	23	23	30
Non-affiliated	41	43	44	49	44	50	64	77	77	70

Sites of service (at end of period)	554	568	595	635		641	1,848	1,835	1,774
Revenue per site	$172,498	$171,254	$167,832	$174,896	$686,480	$178,812	$137,316	$137,643	$139,077	$592,848

Therapist productivity %	83.8	84.2	82.1	78.6	82.0	80.6	81.6	80.5	80.1	80.4

Hospital rehabilitation services:
Revenue mix %:
Company-operated	96	96	95	95	95	94	54	29	32	42
Non-affiliated	4	4	5	5	5	6	46	71	68	58

Sites of service (at end of period):
Inpatient rehabilitation units	—	—	—	1		1	104	102	102
LTAC hospitals	85	85	85	91		93	97	99	115
Sub-acute units	7	7	7	7		8	22	23	25
Outpatient units	10	11	11	12		12	119	114	115
Other	2	2	4	4		5	8	7	8

	104	105	107	115		119	350	345	365

Revenue per site	$203,337	$199,174	$190,986	$184,193	$777,690	$188,989	$199,661	$202,352	$192,410	$783,412
Annualized employee turnover %	12.6	14.2	15.4	14.4		14.5	17.1	16.5	16.5

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Earnings (Loss) Per Common Share Reconciliation (a)

(In thousands, except per share amounts)

	Three months ended December 31,				Year ended December 31,
	2011		2010		2011		2010
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings (loss):
Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations:
As reported in Statement of Operations	$(72,856)	$(72,856)	$19,755	$19,755	$(56,033)	$(56,033)	$56,146	$56,146
Allocation to participating unvested restricted stockholders	—	—	(347)	(344)	—	—	(1,015)	(1,009)

Available to common stockholders	$(72,856)	$(72,856)	$19,408	$19,411	$(56,033)	$(56,033)	$55,131	$55,137

Discontinued operations, net of income taxes:
Income from operations:
As reported in Statement of Operations	$1,025	$1,025	$1,125	$1,125	$2,552	$2,552	$798	$798
Allocation to participating unvested restricted stockholders	—	—	(20)	(20)	—	—	(14)	(14)

Available to common stockholders	$1,025	$1,025	$1,105	$1,105	$2,552	$2,552	$784	$784

Loss on divestiture of operations:
As reported in Statement of Operations	$—	$—	$(456)	$(456)	$—	$—	$(453)	$(453)
Allocation to participating unvested restricted stockholders	—	—	8	8	—	—	8	8

Available to common stockholders	$—	$—	$(448)	$(448)	$—	$—	$(445)	$(445)

Net income (loss):
As reported in Statement of Operations	$(71,831)	$(71,831)	$20,424	$20,424	$(53,481)	$(53,481)	$56,491	$56,491
Allocation to participating unvested restricted stockholders	—	—	(359)	(356)	—	—	(1,021)	(1,015)

Available to common stockholders	$(71,831)	$(71,831)	$20,065	$20,068	$(53,481)	$(53,481)	$55,470	$55,476

Shares used in the computation:
Weighted average shares outstanding—basic computation	51,335	51,335	38,790	38,790	46,280	46,280	38,738	38,738

Dilutive effect of employee stock options		—		137		—		135
Dilutive effect of performance-based restricted shares		—		162		—		81

Adjusted weighted average shares outstanding—diluted computation		51,335		39,089		46,280		38,954

Earnings (loss) per common share:
Income (loss) from continuing operations	$(1.42)	$(1.42)	$0.50	$0.50	$(1.21)	$(1.21)	$1.42	$1.42
Discontinued operations:
Income from operations	0.02	0.02	0.03	0.03	0.05	0.05	0.02	0.02
Loss on divestiture of operations	—	—	(0.01)	(0.01)	—	—	(0.01)	(0.01)

Net income (loss)	$(1.40)	$(1.40)	$0.52	$0.52	$(1.16)	$(1.16)	$1.43	$1.43

(a)	Earnings (loss) per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings (loss) per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings (loss) per common share calculation pursuant to the two-class method.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided a non-GAAP measurement which presents operating results for the fourth quarters and years ended December 31, 2011 and 2010 before certain charges or on a core basis. The charges that were excluded from core operating results for the fourth quarter ended December 31, 2011 relate to transaction, severance, lease cancellation, loss on hospital divestiture and impairment charges. The charges that were excluded from core operating results for the year ended December 31, 2011 relate to transaction, financing, severance, lease cancellation, loss on hospital divestiture and impairment charges. The charges that were excluded from core operating results for the fourth quarter ended December 31, 2010 relate to transaction costs. The charges that are excluded from core operations results for the year ended December 31, 2010 relate to transaction, severance and retirement costs.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 21.9% and 28.4% for the fourth quarter and year ended December 31, 2011, respectively, and an effective income tax rate of 25.3% and 34.7% for the fourth quarter and year ended December 31, 2010, respectively. Certain of the excluded charges for the fourth quarter and year ended December 31, 2011 are not deductible for income tax purposes thus resulting in a lower effective income tax rate than the comparable prior year periods.

This non-GAAP measurement is not intended to replace the presentation of the Company's financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the fourth quarter and year ended December 31, 2011 and 2010 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company's core operating results also represent a key performance measure for the purposes of evaluating performance internally.

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Detail of charges excluded from core operating results:
Transaction costs	($4,492)	($2,148)	($33,937)	($4,644)
Financing costs (in connection with the RehabCare acquisition)	—	—	(13,802)	—
Severance and retirement costs (in connection with the RehabCare acquisition for 2011 periods)	(647)	—	(16,769)	(2,906)
Lease cancellation charge (in connection with the RehabCare acquisition)	(1,819)	—	(1,819)	—
Loss on hospital divestiture	(1,490)	—	(1,490)	—
Impairment charges	(102,569)	—	(129,281)	—

	(111,017)	(2,148)	(197,098)	(7,550)
Income tax benefit	24,313	543	56,021	2,623

Charges net of income taxes	(86,704)	(1,605)	(141,077)	(4,927)
Allocation to participating unvested restricted stockholders	—	28	—	89

Available to common stockholders	($86,704)	($1,577)	($141,077)	($4,838)

Weighted average diluted shares outstanding	51,335	39,089	46,280	38,954

Diluted loss per common share related to charges	($1.69)	($0.04)	($3.05)	($0.12)

Reconciliation of adjusted operating income before charges:
Operating income before charges	$200,177	$159,763	$762,841	$582,173
Detail of charges excluded from core operating results:
Transaction costs	(4,492)	(2,148)	(33,937)	(4,644)
Severance and retirement costs	(647)	—	(16,769)	(2,906)
Loss on hospital divestiture	(1,490)	—	(1,490)	—
Impairment charges	(102,569)	—	(129,281)	—

	(109,198)	(2,148)	(181,477)	(7,550)

Reported operating income	$90,979	$157,615	$581,364	$574,623

Reconciliation of adjusted income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$13,848	$21,360	$85,044	$61,073
Charges net of income taxes	(86,704)	(1,605)	(141,077)	(4,927)

Reported income (loss) from continuing operations	($72,856)	$19,755	($56,033)	$56,146

Reconciliation of diluted income per common share from continuing operations before charges:
Diluted income per common share before charges (a)	$0.27	$0.54	$1.80	$1.54
Charges net of income taxes as computed above	(1.69)	(0.04)	(3.05)	(0.12)
Other	—	—	0.04	—

Reported diluted income (loss) per common share from continuing operations	($1.42)	$0.50	($1.21)	$1.42

Weighted average diluted shares used to compute diluted income (loss) per common share from continuing operations before charges	51,371	39,089	46,587	38,954
Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	34.8%	39.1%	36.6%	37.3%
Impact of charges on effective income tax rate	-15.9%	0.9%	-25.4%	0.2%

Reported effective income tax rate	18.9%	40.0%	11.2%	37.5%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.2 million and $0.4 million for the fourth quarters ended December 31, 2011 and 2010, respectively, and $1.4 million and $1.1 million for the years ended December 31, 2011 and 2010, respectively, for the allocation of income to participating unvested restricted stockholders.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

In addition to the results provided in accordance with GAAP, the Company has provided a non-GAAP measurement which presents operating cash flows for the fourth quarters and years ended December 31, 2011 and 2010 excluding certain payments, net of income tax benefit, or on an adjusted basis. The payments that were excluded from adjusted operating cash flows for the fourth quarter ended December 31, 2011 relate to transaction and severance costs, net of income tax benefit. The payments that were excluded from adjusted operating cash flows for the year ended December 31, 2011 relate to financing, transaction and severance costs, net of income tax benefit. The payments that were excluded from operating cash flows for the fourth quarter ended December 31, 2010 relate to transaction costs, net of income tax benefit. The payments that are excluded from adjusted operating cash flows for the year ended December 31, 2010 relate to transaction, severance and retirement costs, net of income tax benefit.

The income tax benefit associated with the excluded payments was calculated using an effective income tax rate of 38.3% and 30.1% for the fourth quarter and year ended December 31, 2011, respectively, and an effective income tax rate of 25.3% and 34.7% for the fourth quarter and year ended December 31, 2010, respectively. Certain of the excluded payments for the fourth quarters and years ended December 31, 2011 and 2010 are not deductible for income tax purposes resulting in variances in the effective income tax rate compared to prior year periods.

This non-GAAP measurement is not intended to replace the presentation of the Company's operating cash flows in accordance with GAAP. The Company believes that the presentation of adjusted operating cash flows provides additional information to investors to facilitate the comparison between periods by excluding certain payments for the fourth quarters and years ended December 31, 2011 and 2010 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the payments. The Company's adjusted operating cash flows also represent a key cash flow measure for the purposes of evaluating cash flows internally.

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Reconciliation of net cash flows provided by operating activities to adjusted operating cash flows:
Net cash provided by operating activities	$35,900	$59,133	$153,706	$209,988
Adjustments to remove certain payments:
Financing costs:
Capitalized as deferred financing costs	—	—	46,232	—
Charged to interest expense	—	—	13,074	—
Transaction costs	4,369	2,111	33,827	3,821
Severance and retirement costs	1,038	—	11,303	2,689
Benefit of reduced income tax payments resulting from financing, transaction, severance and retirement costs	(2,656)	(543)	(20,502)	(2,623)

	2,751	1,568	83,934	3,887

Adjusted operating cash flows	$38,651	$60,701	$237,640	$213,875

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 23, 2012

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2012—Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	As of February 23, 2012		As of November 2, 2011
	Low	High	Low	High
Operating income	$868	$884	$911	$928

Rent	434	434	445	445
Depreciation and amortization	197	197	200	200
Interest, net	107	107	110	110

Income from continuing operations before income taxes	130	146	156	173
Provision for income taxes	54	60	63	69

Income from continuing operations	76	86	93	104
Earnings attributable to noncontrolling interests	(3)	(3)	(4)	(4)

Income from continuing operations attributable to the Company	73	83	89	100
Allocation to participating unvested restricted stockholders	(2)	(2)	(2)	(2)

Available to common stockholders	$71	$81	$87	$98

Earnings per diluted share	$1.35	$1.55	$1.65	$1.85

Shares used in computing earnings per diluted share	52.5	52.5	53.0	53.0

(a)	The Company's earnings guidance excludes the effect of (i) any transaction-related charges, (ii) any other reimbursement changes, (iii) any acquisitions or divestitures, (iv) any impairment charges, or (v) any repurchases of common stock.

- END-